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QWEST COMMUNICATIONS INTERNATIONAL INC.

EQUITY INCENTIVE PLAN

(effective June 23, 1997)

(amended and restated, effective October 4, 2000)

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ARTICLE IX STOCK UNITS		12
ARTICLE X STOCK APPRECIATION RIGHTS		13
10.1	Persons Eligible	13
10.2	Terms of Grant	13
10.3	Exercise	13
10.4	Number of Shares or Amount of Cash	13
10.5	Effect of Exercise	13
10.6	Termination of Services	13
ARTICLE XI STOCK BONUSES		13
ARTICLE XII OTHER COMMON STOCK GRANTS		14
ARTICLE XIII RIGHTS OF PARTICIPANTS		14
13.1	Service	14
13.2	Nontransferability	14
13.3	No Plan Funding	14
ARTICLE XIV GENERAL RESTRICTIONS		15
14.1	Investment Representations	15
14.2	Compliance with Securities Laws	15
14.3	Changes in Accounting Rules	15
ARTICLE XV OTHER EMPLOYEE BENEFITS		15
ARTICLE XVI PLAN AMENDMENT, MODIFICATION AND TERMINATION		15
ARTICLE XVII WITHHOLDING		16
17.1	Withholding Requirement	16
17.2	Withholding With Stock	16
ARTICLE XVIII REQUIREMENTS OF LAW		16
18.1	Requirements of Law	16
18.2	Federal Securities Law Requirements	16
18.3	Governing Law	16
ARTICLE XIX DURATION OF THE PLAN		17

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QWEST COMMUNICATIONS INTERNATIONAL INC.

EQUITY INCENTIVE PLAN

ARTICLE I

INTRODUCTION

        1.1   Establishment. Qwest Communications International Inc., a Delaware corporation, effective June 23, 1997, established the Qwest Communications International Inc. Equity Incentive Plan (the "Plan") for certain employees of the Company (as defined in subsection 2.1(f)) and certain consultants to the Company. The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, stock appreciation rights, stock bonuses, stock units and other stock grants to certain key employees of the Company and to certain consultants to the Company.

        1.2   Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

        1.3   Effective Date; Amendment. The initial effective date of the Plan was June 23, 1997. The Plan is hereby amended and restated, as of October 4, 2000, to provide that Non-Employee Directors (as defined below) are eligible to receive grants of non-qualified stock options under the Plan. The provisions of the Plan, as so amended and restated, shall apply to any Award (as defined in subsection 2.1(b)) granted on or after October 4, 2000.

ARTICLE II

DEFINITIONS

        2.1   Definitions. The following terms shall have the meanings set forth below:

          (a)   "Affiliated Corporation" means any corporation or other entity that is affiliated with Qwest through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of the Company as defined in Section 424 of the Code.

          (b)   "Award" means an Option, a Restricted Stock Award, a Stock Appreciation Right, a Stock Unit, grants of Stock pursuant to Article XI or other issuances of Stock hereunder.

          (c)   "Board" means the Board of Directors of Qwest.

          (d)   "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (e)   "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Except as provided in Section 3.2, the Committee shall select Participants from Eligible Employees and Eligible Consultants of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.

          (f)    "Company" means Qwest and the Affiliated Corporations.

          (g)   "Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

          (h)   "Effective Date" means the original effective date of the Plan, June 23, 1997.

          (i)    "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to section 3401 of the Code. Employee shall not include any individual (A) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees within the meaning of section 414(n) of the Code shall not be treated as employees under this Plan.

          (j)    "Eligible Consultants" means those consultants to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan.

          (k)   "Fair Market Value" means the average of the mean between the bid and the asked prices of the Stock or the closing price, as applicable, on the New York Stock Exchange, the principal stock exchange or other market on which the Stock is traded, over the five consecutive trading days ending on a particular date or by such other method as the Committee, or the individual or individuals to whom the Committee has delegated authority to grant Awards, may specify at the time an Award is granted. If the price of the Stock is not reported on any securities exchange or national market system, the Fair Market Value of the Stock on a particular date shall be as determined by the Committee. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

          (l)    "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

          (m)  "Non-Employee Director" means a member of the Board who is not an employee (as defined in the second sentence of subsection 2.1(i) above) of the Company.

          (n)   "Non-Qualified Option" means any Option other than an Incentive Option.

          (o)   "Option" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

          (p)   "Option Certificate" shall have the meaning given to such term in Section 7.2 hereof.

          (q)   "Option Holder" means a Participant who has been granted one or more Options under the Plan.

          (r)   "Option Price" means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

          (s)   "Participant" means an Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan and a Non-Employee Director who has been granted an Option as provided in Section 6.2.

          (t)    "Qwest" means Qwest Communications International Inc. and any successor thereto.

          (u)   "Restricted Stock Award" means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Section.

          (v)   "Share" means a share of Stock.

          (w)  "Stock" means the $0.01 par value common stock of Qwest.

          (x)   "Stock Appreciation Right" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award.

          (y)   "Stock Bonus" means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.

          (z)   "Stock Unit" means a measurement component equal to the Fair Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.

        2.2   Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III

PLAN ADMINISTRATION

        3.1   General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees and Eligible Consultants, determine the Awards to be made pursuant to the Plan, the number of Stock Units, Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses and Stock Units, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of Qwest and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

        3.2   Delegation by Committee. The Committee may, from time to time, delegate, to specified officers of Qwest, the power and authority to grant Awards under the Plan to specified groups of employees and consultants, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the Qwest officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any employee or consultant who is covered by Section 16(b) of the 1934 Act shall not be delegated by the Committee.

        3.3   Grants to Non-Employee Directors. The Committee may make grants of Non-Qualified Options to Non-Employee Directors.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

        4.1   Number of Shares. The maximum aggregate number of Shares that may be issued under the Plan at any time pursuant to Awards shall equal 10% of the aggregate number of Shares that are issued and outstanding at such time (determined as of the close of trading on the New York Stock Exchange on the trading day immediately preceding such time), reduced by the number of Shares that are subject to outstanding Awards granted under this Plan and outstanding options granted under any other plan or arrangement of the Company or any subsidiary of the Company (excluding the Company's Employee Stock Purchase Plan) at such time. Upon exercise of an option (whether granted under this Plan or otherwise), the Shares issued upon exercise of such option shall no longer be considered to be subject to an outstanding Award or option for purposes of the immediately preceding sentence. Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this Article IV. The maximum number of Shares with respect to which a Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year is 40,000,000. The maximum number of Shares as to which Incentive Options may be granted is 75,000,000. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by Qwest. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of Qwest if, in the opinion of counsel for Qwest, stockholder approval is required. Qwest shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

        4.2   Other Shares of Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited, and any shares of Stock withheld for the payment of taxes or received by Qwest as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than 75,000,000 shares of Stock may be awarded pursuant to Incentive Options.

        4.3   Adjustments for Stock Split, Stock Dividend, Etc. If Qwest shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, (iii) the maximum number of Shares available for grant to any one person in a calendar year, (iv) the maximum number of Shares available for grant pursuant to Incentive Options, and (v) the number of Shares subject to a delegation of authority under Section 4.2 of this Plan.

        4.4   Other Distributions and Changes in the Stock. If

          (a)   Qwest shall at any time distribute with respect to the Stock assets or securities of persons other than Qwest (excluding cash or distributions referred to in Section 4.3), or

          (b)   Qwest shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of Qwest, or

          (c)   there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted upon the Participant's becoming a holder of record of the Stock.

        4.5   General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require Qwest to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

        4.6   Determination by the Committee, Etc. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

ARTICLE V

CORPORATE REORGANIZATION; CHANGE IN CONTROL

        5.1   Reorganization of Qwest. Except as provided otherwise by the Committee at the time an Award is granted, upon the occurrence of any of the following events, if the notice required by Section 5.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, and other Awards then outstanding shall be treated as described in Sections 5.2 and 5.3, without the necessity for any additional notice or other action by the Board or Qwest: (a) the merger or consolidation of Qwest with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of Qwest (other than a consolidation, merger, or reorganization in which Qwest is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of Qwest as an entirety or substantially as an entirety (other than a sale or conveyance in which Qwest continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by Qwest); or (c) the dissolution or liquidation of Qwest.

        5.2   Required Notice. At least 30 days' prior written notice of any event described in Section 5.1 shall be given by Qwest to each Option Holder and Participant unless (a) in the case of the events described in clauses (a) or (b) of Section 5.1, Qwest, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares), or (b) Qwest, or the successor or purchaser, as the case may be, shall make adequate provision for the adjustment of outstanding Awards (other than Options) so that such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior to such merger, consolidation, other reorganization, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article V shall similarly apply to successive mergers, consolidations, reorganizations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Participant or when mailed to a Participant by registered or certified mail, postage prepaid, at such Participant's address last known to the Company.

        5.3   Acceleration of Exercisability. Participants notified in accordance with Section 5.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. Upon the giving of notice in accordance with Section 5.2, all restrictions with respect to Restricted Stock and other Awards shall lapse immediately, all Stock Units shall become payable immediately and all Stock Appreciation Rights shall become exercisable. Any Options, Stock Appreciation Rights or Stock Units that are not assumed or substituted under clauses (a) or (b) of Section 5.2 that have not been exercised prior to the event described in Section 5.1 shall automatically terminate upon the occurrence of such event.

        5.4   Change in Control of Qwest.

          (a)   In General. Unless provided otherwise by the Committee at the time of the grant of an Award, upon a change in control of Qwest as defined in subsection 5.4(b), then (i) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees, consultants or directors of the Company; (ii) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse; (iii) all Stock Units shall become immediately payable; and (iv) all other Awards shall become immediately exercisable or shall vest, as the case may be, without any further action or passage of time.

          (b)   Definition. For purposes of this Plan, a "change in control" shall be deemed to have occurred if either (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), other than Anschutz Company, The Anschutz Corporation, any entity or organization controlled by Philip F. Anschutz (collectively, the "Anschutz Entities") or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of either (A) the then-outstanding shares of Stock ("Outstanding Shares") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Power") or (ii) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

        5.5   Reorganization of Affiliated Corporations. If an Affiliated Corporation is merged or consolidated with another corporation (other than a merger or consolidation pursuant to which the Affiliated Corporation continues to be, or the continuing corporation is, affiliated with Qwest through stock ownership or control), or if all or substantially all of the assets or more than fifty percent (50%) of the stock of the Affiliated Corporation is acquired by any other corporation, business entity or person (other than a transaction in which the successor is affiliated with Qwest through stock ownership or control), or in the case of a reorganization (other than a reorganization under the United States Bankruptcy Code) including a divisive reorganization under Section 355 of the Code, or liquidation of the Affiliated Corporation, the Committee may, as to outstanding Awards, make appropriate provision for the protection of outstanding Awards granted to Eligible Employees of, and Eligible Consultants to, the affected Affiliated Corporation by (i) providing for the assumption of outstanding Options or the substitution of new Options for outstanding Options by the successor on terms comparable to the outstanding Options, (ii) providing for the adjustment of outstanding Awards, or (iii) taking such other action with respect to outstanding Awards as the Committee deems appropriate.

ARTICLE VI

PARTICIPATION

        6.1   Eligible Employees; Eligible Consultants. Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-employee consultants to the Company who are performing services important to the operation and growth of the Company. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with Qwest, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

        6.2   Non-Employee Directors. The Committee may, from time to time, grant Non-Qualified Options to one or more Non-Employee Directors, who shall be Participants in the Plan. Each Option shall include the terms and conditions that are determined by the Committee and that are consistent with the terms of the Plan. Each Participant shall, if required by the Committee, enter into an agreement with Qwest, in such form as the Committee shall determine and that is consistent with the terms of the Plan, specifying the terms and conditions of the Option and the rights and duties of the Participant. An Option shall be deemed granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related Agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII

OPTIONS

        7.1   Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

        7.2   Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an "Option Certificate"). An Option Certificate shall be issued by Qwest in the name of the Participant to whom the Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

          (a)   Number of Shares. Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee.

          (b)   Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but, in the case of an Incentive Option, in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted.

          (c)   Duration of Options; Restrictions on Exercise. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Certificate shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

          (d)   Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder's services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

            (i)    If the services of the Option Holder are terminated within the Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean willful misconduct, a willful failure to perform the Option Holder's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Option Holder.

            (ii)   If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of services because of Disability.

            (iii)  If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

            (iv)  If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause, Disability, or death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.

          (e)   Transferability. Each Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners. Immediate family means the Option Holder's spouse, issue (by birth or adoption), parents, grandparents, and siblings (including half brothers and sisters and adopted siblings). During the Option Holder's lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

          (f)    Consideration for Grant of Option. Each Option Holder agrees to remain in the employment of the Company or to continue providing consulting services to the Company, as the case may be, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the rate of compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee or to terminate the consulting services of any consultant.

          (g)   Exercise, Payments, Etc.

            (i)    Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to Qwest of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of Qwest within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to Qwest in full. If the Option Price is paid by means of a broker's loan transaction described in subsection 7.2(g)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by Qwest regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, Qwest shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

            (ii)   The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

              (A)  in cash;

              (B)  by certified check, cashier's check or other check acceptable to the Company, payable to the order of Qwest;

              (C)  by delivery to Qwest of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to Qwest; provided however, that no Option may be exercised by delivery to Qwest of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

              (D)  by delivery to Qwest of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to Qwest promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

          (h)   Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

          (i)    Withholding.

            (i)    Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XVII.

            (ii)   Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

        7.3   Restrictions on Incentive Options.

          (a)   Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

          (b)   Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of Qwest shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

        7.4   Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.

ARTICLE VIII

RESTRICTED STOCK AWARDS

        8.1   Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

        8.2   Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to Qwest. If a Participant's employment or consulting services terminate for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to Qwest.

        8.3   Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Article VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 13.2.

        8.4   Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

          (a)   Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of Qwest while the restrictions remain in effect; or

          (b)   Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

ARTICLE IX

STOCK UNITS

        A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.

ARTICLE X

STOCK APPRECIATION RIGHTS

        10.1 Persons Eligible. The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees or Eligible Consultants.

        10.2 Terms of Grant. The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised and any other terms that shall apply to the Stock Appreciation Right.

        10.3 Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to Qwest, except for applicable withholding taxes), cash, or Stock and cash, as determined by the Committee in accordance with Section 10.4 below. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to Qwest, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, Qwest shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with Section 10.4 below. The date Qwest receives written notice of such exercise hereunder is referred to in this Article X as the "exercise date". The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of Qwest within 30 days following delivery of such notice.

        10.4 Number of Shares or Amount of Cash. Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one share of Stock on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of one Share of Stock Appreciation Right, by (b) the Fair Market Value of one Share of Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

        10.5 Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

        10.6 Termination of Services. Upon the termination of the services of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of services, as are specified in Section 7.2(d) with respect to Options.

ARTICLE XI

STOCK BONUSES

        The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

ARTICLE XII

OTHER COMMON STOCK GRANTS

        From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

ARTICLE XIII

RIGHTS OF PARTICIPANTS

        13.1 Service. Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

        13.2 Nontransferability. Except as provided otherwise at the time of grant or thereafter, no right or interest of any Participant in an Option, a Stock Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), a Stock Unit, or other Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units shall, to the extent provided in Articles VII, VIII, IX, X and XI, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. Notwithstanding the foregoing, the Option Holder may not transfer an Incentive Option during the Option Holder's lifetime. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

        13.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

ARTICLE XIV

GENERAL RESTRICTIONS

        14.1 Investment Representations. Qwest may require any person to whom an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus is granted, as a condition of exercising such Option or Stock Appreciation Right, or receiving such Restricted Stock Award, Stock Unit, or Stock Bonus, to give written assurances in substance and form satisfactory to Qwest and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as Qwest deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

        14.2 Compliance with Securities Laws. Each Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to Qwest shall determine that the listing, registration or qualification of the shares subject to such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require Qwest to apply for or to obtain such listing, registration or qualification.

        14.3 Changes in Accounting Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of Qwest, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights, outstanding Restricted Stock Awards, outstanding Stock Units and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

ARTICLE XV

OTHER EMPLOYEE BENEFITS

        The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, receipt of Stock Bonuses, distributions with respect to Stock Units, or the grant of Stock shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

ARTICLE XVI

PLAN AMENDMENT, MODIFICATION AND TERMINATION

        The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if Qwest, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

        No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Awards.

ARTICLE XVII

WITHHOLDING

        17.1 Withholding Requirement. Qwest's obligations to deliver shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

        17.2 Withholding With Stock. At the time the Committee grants an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award, or Stock or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have Qwest withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to Qwest a number of shares of Stock that were acquired by the Participant more than six months prior to the transfer to Qwest and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

          (a)   All elections must be made prior to the Tax Date.

          (b)   All elections shall be irrevocable.

          (c)   If the Participant is an officer or director of Qwest within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

ARTICLE XVIII

REQUIREMENTS OF LAW

        18.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

        18.2 Federal Securities Law Requirements. If a Participant is an officer or director of Qwest within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

        18.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE XIX

DURATION OF THE PLAN

        Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on June 22, 2007, and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

Dated: October 4, 2000

QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation
By:	/s/ Drake S. Tempest Executive Vice President, General Counsel, and Chief Administrative Officer

FORM OF
NON-QUALIFIED STOCK OPTION AGREEMENT

This Option Agreement (the "Agreement") is made as of the            day of                        , 200X, between Qwest Communications International Inc., a Delaware Corporation (the "Company"), and                        (the "Optionee").

WHEREAS, pursuant to the Qwest Communications International Inc. Equity Incentive Plan (the "Plan"), the Company desires to afford the Optionee the opportunity to purchase shares of Company Common Stock, par value $.01 per share (the "Common Shares").

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.     DEFINITIONS: CONFLICTS.

Capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and any agreement between Optionee and U S WEST, Inc. and/or its subsidiaries, the terms and conditions of this Agreement shall govern and control. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and any employment agreement between Company and Optionee (other than an agreement between the Optionee and U S WEST, Inc. and/or its subsidiaries), such employment agreement shall govern.

2.     GRANT OF OPTIONS.

The Company hereby grants to the Optionee the right and option (the "Option" or "Options") to purchase up to, but not exceeding in the aggregate,                         Common Shares, on the terms and conditions herein set forth.

3.     PURCHASE PRICE.

The purchase price of each Common Share covered by the Option shall be $            (the "Purchase Price").

4.     TERM OF OPTIONS.

The term of the Option shall be ten (10) years from the date hereof, subject to earlier termination as provided in Sections 6 and 8 hereof.

5.     VESTING OF OPTIONS.

The Option, subject to the terms, conditions and limitations contained herein, shall vest and become exercisable with respect to the Common Shares in installments of    % one year from the date hereof and in additional installments of    % on each subsequent anniversary thereafter; provided that with respect to each such installment, the Optionee has remained in continuous employment with the Company from the date hereof through the date such installment is designated to vest.

Notwithstanding the vesting schedule set forth above, the Options will vest and become immediately exercisable in the event of the Optionee's death or Disability and under the circumstances described in Section 7 below.

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6.     TERMINATION OF EMPLOYMENT.

(a)
Termination of Employment for Reasons other than Death, Disability, Retirement or Cause. In the event the Optionee's employment with the Company terminates for reasons other than Optionee's death, Disability, Retirement or Cause, the Option shall remain exercisable for a period of up to three months after Optionee's termination of employment (but not beyond the term of the Option), to the extent vested and exercisable at the time of Optionee's termination of employment.

(b)
Termination of Employment Because Optionee Dies, Becomes Disabled or Retires. In the event Optionee's employment with the Company terminates because Optionee dies, becomes Disabled or Retires, the Option shall remain exercisable for two years after Optionee's termination of employment (but not beyond the term of the Option), to the extent vested and exercisable at the time Optionee's employment terminated. For purposes of this Agreement, the terms "Disabled" and "Disability" shall mean that, at the time of Optionee's termination of employment, Optionee is eligible for disability benefits under the Qwest Disability Plan or the Modified Disability Pension Program under the Qwest Pension Plan or any successor program, as such programs may be amended from time to time. For purposes of this Agreement, the terms "Retire" and "Retirement" shall meant that, at the time of Optionee's termination of employment, Optionee has one of the following age and service combinations:

Retirement Age	Term of Employment
Any Age	at least 30 years
50-54	at least 25 years
55-59	at least 20 years
60-64	at least 15 years
65 and older	at least 10 years
(c)
Termination of Employment for Cause. In the event Optionee's employment with the Company is terminated by the Company for Cause, the Option shall be forfeited as of the date of such termination, whether or not otherwise vested or exercisable on such date. For purposes of this Agreement, any one or more of the following events shall constitute "Cause" (i) willful misconduct or unlawful misconduct that results in injury to Qwest; (ii) conviction of (or pleading nolo contendere to) (a) any misdemeanor involving moral turpitude or fraudulent conduct or (b) any felony; (iii) willful failure to perform Optionee's duties; or (iv) willful violation of the Qwest Code of Conduct or other Qwest policies resulting in injury to Qwest, each as determined in the sole and absolute discretion of Qwest.

(d)
Unvested Options Forfeited Upon Termination of Employment. Any portion of the Option that has not vested as of the date Optionee's employment terminates shall be forfeited immediately upon termination of Optionee's employment with the Company, unless such termination occurs because Optionee dies or becomes Disabled.

7.     CHANGE OF CONTROL.

In the event there is a both a Change in Control, and a subsequent termination of Optionee's employment by the Company for a reason other than Cause in a two-year period after the date of such Change of Control, the Option shall vest in full and become immediately exercisable on the date of such termination, and shall remain vested and exercisable during the remaining term thereof.

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8.     FORFEITURE OF OPTION.

(a)
Performance for Competitors. Notwithstanding any other provision of this Agreement, Optionee shall immediately forfeit all rights under the Option, if, during the one-year period beginning on the date of Optionee's termination of employment, Optionee is employed by, advises, represents or assists in any other way any person or entity that competes with, or intends to compete with the Company or any other Qwest entity with respect to any product sold or service performed by the Company or any other Qwest entity in any state or country in which the Company or any other Qwest entity sells such products or performs such services, and if the Committee, in its sole discretion, determines that such actions by Optionee are detrimental to the Company. Notwithstanding the foregoing, if Optionee is an attorney, Optionee may, subject to the applicable rules of ethics and the nondisclosure provisions herein, perform services solely in his or her capacity as an outside attorney on behalf of any person or entity, even if such person or entity competes with Qwest or sells goods or services similar to those Qwest sells.

(b)
Non-solicitation of Employees. Notwithstanding any other provision of this Agreement, Optionee shall immediately forfeit all rights under the Option, if, during the one-year period beginning on the date of Optionee's termination or employment, Optionee induces any employee of Qwest to leave Qwest's employment, and if the Committee, in its sole discretion, determines that such actions by Optionee are detrimental to the Company.

(c)
Nondisclosure. Optionee will not disclose outside of the Company or to any person within the Company who does not have a legitimate business need to know, any Confidential Information (as defined below) during Optionee's employment with the Company. Optionee will not disclose to anyone or make any use of any Confidential Information of the Company after Optionee's employment with the Company ends for any reason, except as required by law after timely notice is given by Optionee to the Company. This agreement not to disclose or use Confidential Information means, among other things, that Optionee, for a period of two years beginning on the effective date of the termination of Optionee's employment with the Company or any other Qwest entity for any reason, may not take or perform a job whose responsibilities would likely lead Optionee to disclose or use Confidential Information. Optionee acknowledges and agrees that the assumption and performance of such responsibilities, in that situation, would likely result in the disclosure or use of Confidential Information and would likely result in irreparable injury to the Company. Moreover, during Optionee's employment with the Company, Optionee shall not disclose or use for the benefit of the Company, himself or any other person or entity any confidential or trade secret information belonging to any former employer or other person or entity to which Optionee owes a duty of confidence or nondisclosure of such information. If a court determines that this provision is too broad, Optionee and Company agree that the court shall modify the provision to the extent (but not more than is) necessary to make the provision enforceable. "Confidential Information" is any oral or written information not generally known outside of the Company, including without limitation, trade secrets, intellectual property, software and documentation, customer information (including, without limitation, customer lists), company policies, practices and codes of conduct, internal analyses, analyses of competitive products, strategies, merger and acquisition plans, marketing plans, corporate financial information, information related to negotiations with third parties, information protected by the Company's privileges (such as the attorney-client privilege), internal audit reports, contracts and sales proposals, training materials, employment and personnel records, performance evaluations, and other sensitive information. This agreement does not relieve Optionee of any obligations Optionee has to the Company under law. If Optionee fails to comply with the provisions of this paragraph, Optionee shall immediately forfeit all rights under the Option. Nothing in this paragraph shall prevent or limit Optionee's ability to provide truthful responses to legitimate inquiries from governmental agencies.

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(d)
Post-termination finding of Cause. Notwithstanding any other provision of this Agreement, Optionee shall immediately forfeit all rights under the Option and shall repay to Company all proceeds from the exercise of this Option occurring after Optionee's termination of employment, if, within the one-year period beginning on Optionee's termination date, the Committee determines that Optionee, while employed by Company, engaged in conduct constituting Cause. This provision shall not be effective after a Change in Control.

9.     TRANSFERABILITY OF OPTION.

Except to the extent permitted by the Committee in accordance with the provisions of the Plan, the Optionee may not voluntarily or involuntarily pledge, hypothecate, assign, sell or otherwise transfer the Option except by will or the laws of descent and distribution, and during the Optionee's lifetime, the Option shall be exercisable only by the Optionee.

10.   NO RIGHTS AS A SHAREHOLDER.

The Optionee shall have no rights as a shareholder with respect to any Common Shares until the date of issuance to the Optionee of a certificate evidencing such Common Shares. No adjustments, other than as provided in Article IV of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date the certificate for such Common Shares is issued.

11.   REGISTRATION: GOVERNMENTAL APPROVAL.

The Option granted hereunder is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration, or qualifications of Common Shares issuable upon exercise of the Option is required by any securities exchange or under any state or Federal law, rule or regulation, or the consent or approval of any governmental regulatory body or other person is necessary or desirable as a condition of, or in connection with, the issuance of Common Shares, no Common Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.

12.   METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by contacting the stock broker designated by the Company from time to time and following such broker's instructions. Alternatively, if Optionee wishes to use his or her personal stock broker, Optionee may provide written notice to the Company, Attention: Manager, Stock Administration. Such notice shall state the election to exercise the Option and the number of Common Shares in respect of which the Option is being exercised, shall be signed by the person or persons so exercising the Option and shall be accompanied by payment in full of the Purchase Price for such Common shares.

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Payment of such Purchase Price shall be made in United States dollars by certified check or bank cashier's check payable to the order of the Company or by wire transfer to such account as may be specified by the Company for this purpose. Subject to such procedures and rules as may be adopted from time to time by the Committee, the Optionee may also pay such Purchase Price by (i) tendering to the Company Common Shares with an aggregate Fair Market Value on the date of exercise equal to such Purchase Price provided that such Common Shares must have been held by the Optionee for more than six (6) months, (ii) delivery to the Company of a copy of irrevocable instructions to a stockbroker to sell Common Shares or to authorize a loan from the stockbroker to the Optionee and to deliver promptly to the Company an amount sufficient to pay such Purchase Price, or (iii) any combination of the methods of payment described in clauses (i) and (ii) and in the preceding sentence. The certificate for Common Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option. All Common Shares purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

13.   INCOME TAX WITHHOLDING.

The Company may make such provisions and take such steps as it may deem reasonably necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the exercise of the Option and the issuance of the Common Shares, including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, or requiring the Optionee, or the beneficiary or legal representative of the Optionee, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations.

14.   COMMITTEE DISCRETION.

Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with this Agreement, the Plan or the Option shall be final, binding and conclusive on the Company, Optionee and any respective heir, executor, administrator, successor or assign.

15.   NON-QUALIFIED STOCK OPTION.

The Option granted hereunder is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

16.   WAIVER OF RIGHT TO JURY.

By signing this Agreement, Optionee voluntarily, knowingly and intelligently waives any right he or she may have to a jury trial for all claims relating to this Agreement and any other claim relating to Optionee's employment with Company. The Company also hereby voluntarily, knowingly, and intelligently waives any right it might otherwise have to a jury trial for all claims relating to this Agreement and any other claim relating to Optionee's employment with the Company.

17.   GOVERNING LAW.

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state. Any action to enforce this Agreement shall be brought in Colorado state or federal district court and the parties waive any objection to the jurisdiction or venue of such courts.

18.   HEADINGS.

Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

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19.   EXECUTION.

This Agreement is voidable by the Company if the Optionee does not execute the Agreement within 30 days of execution by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

QWEST COMMUNICATIONS INTERNATIONAL INC.
By:
OPTIONEE:

6

For Non-Employee Directors

FORM OF
NON-QUALIFIED STOCK OPTION AGREEMENT

This Option Agreement (the "Agreement") is made as of                        , between Qwest Communications International Inc., a Delaware Corporation (the "Company"), and                        (the "Optionee").

WHEREAS, pursuant to the Qwest Communications International Inc. Equity Incentive Plan, the Company desires to afford the Optionee the opportunity to purchase shares of Common Stock, par value $.01 per share (the "Common Shares"), of the Company.

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.     DEFINITIONS: CONFLICTS.

Capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control.

2.     GRANT OF OPTIONS.

The Company hereby grants to the Optionee the right and option (the "Option" or "Options") to purchase up to, but not exceeding in the aggregate,                         Common Shares, on the terms and conditions herein set forth.

3.     PURCHASE PRICE.

The purchase price of each Common Share covered by the Option shall be $             (the "Purchase Price").

4.     TERM OF OPTIONS.

The term of the Option shall be ten (10) years from the date hereof, subject to earlier termination as provided in Sections 6 and 7 hereof.

5.     VESTING OF OPTIONS.

The Option, subject to the terms, conditions and limitations contained herein, shall vest and become exercisable with respect to the Common Shares in installments of 25% one year from the date hereof and in additional installments of 25% on each subsequent anniversary thereafter; provided that, with respect to each such installment, the Optionee has continuously remained a member of the Board of Directors of the Company (the "Directorship") from the date hereof through the date such installment is designated to vest.

Notwithstanding the vesting schedule set forth above, the Options will vest and become immediately exercisable in the event of the Optionee's death or Disability and under the circumstances described in Section 7 below.

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[**Notwithstanding anything to the contrary in any other agreement, plan or other document, the Optionee agrees that no provision in any severance, separation, change of control, retention, employment or other plan or agreement between the Optionee and any of U S WEST, Inc. and its subsidiaries or of which the Optionee was a beneficiary shall affect the terms of the Option granted hereunder.**] NOTE: THIS PROVISION ONLY APPLIES TO THE FORMER U S WEST DIRECTORS.

6.     TERMINATION OF DIRECTORSHIP.

  (a)
  Except as set forth in the Plan, in the event the Optionee's Directorship is terminated for reasons other than due to death, Disability, or cause, the Option shall remain exercisable for a period of up to three months after such termination, to the extent exercisable at the time of such termination. In the event the Optionee's Directorship terminates by reason of death or Disability, the Option shall vest in full in accordance with Section 5 and shall remain exercisable for a period of up to twenty-four (24) months after such termination. In the event the Optionee's Directorship is terminated for cause, the Option shall immediately lapse as of the date of such termination whether or not exercisable on such date. Upon any termination of the Optionee's Directorship, the Option shall lapse as to any Common Shares for which it has yet to become exercisable as of the date of such termination.

  (b)
  For purposes of this Agreement, "cause" shall have the meaning set forth in the Company's bylaws as in effect from time to time.

7.     CHANGE OF CONTROL

  (a)
  For purposes of this Agreement, "change in control" shall have the meaning set forth in the Plan.

  (b)
  In the event there is a change in control, the Option shall vest in full and become immediately exercisable on the date of such change of control, and shall remain vested and exercisable during the remaining term thereof.

8.     TRANSFERABILITY OF OPTION.

Except to the extent permitted by the Committee in accordance with the provisions of the Plan, the Optionee may not voluntarily or involuntarily pledge, hypothecate, assign, sell or otherwise transfer the Option except by will or the laws of descent and distribution, and during the Optionee's lifetime, the Option shall be exercisable only by the Optionee.

9.     NO RIGHTS AS A SHAREHOLDER.

The Optionee shall have no rights as a shareholder with respect to any Common Shares until the date of issuance to the Optionee of a certificate evidencing such Common Shares. No adjustments, other than as provided in Article IV of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date the certificate for such Common Shares is issued.

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10.   REGISTRATION: GOVERNMENTAL APPROVAL.

The Option granted hereunder is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration, or qualifications of Common Shares issuable upon exercise of the Option is required by any securities exchange or under any state or Federal law, rule or regulation, or the consent or approval of any governmental regulatory body or other person is necessary or desirable as a condition of, or in connection with, the issuance of Common Shares, no Common Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.

11.   METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, Attention: Manager, Stock Administration. Such notice shall state the election to exercise the Option and the number of Common Shares in respect of which the Option is being exercised, shall be signed by the person or persons so exercising the Option and shall be accompanied by payment in full of the Purchase Price for such Common shares.

Payment of such Purchase Price shall be made in United States dollars by certified check or bank cashier's check payable to the order of the Company or by wire transfer to such account as may be specified by the Company for this purpose. Subject to such procedures and rules as may be adopted from time to time by the Committee, the Optionee may also pay such Purchase Price by (i) tendering to the Company Common Shares with an aggregate Fair Market Value on the date of exercise equal to such Purchase Price provided that such Common Shares must have been held by the Optionee for more than six (6) months, (ii) delivery to the Company of a copy of irrevocable instructions to a stockbroker to sell Common Shares or to authorize a loan from the stockbroker to the Optionee and to deliver promptly to the Company an amount sufficient to pay such Purchase Price, or (iii) any combination of the methods of payment described in clauses (i) and (ii) and in the preceding sentence. The certificate for Common Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option. All Common Shares purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

12.   INCOME TAX WITHHOLDING.

The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the exercise of the Option and the issuance of the Common Shares, including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, or requiring the Optionee, or the beneficiary or legal representative of the Optionee, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations.

13.   NON-QUALIFIED STOCK OPTION.

The Option granted hereunder is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

14.   BINDING EFFECT.

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

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15.   GOVERNING LAW.

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

16.   HEADINGS.

Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

17.   EXECUTION.

This Agreement is voidable by the Company if the Optionee does not execute the Agreement within 30 days of execution by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

QWEST COMMUNICATIONS INTERNATIONAL INC.
By:
OPTIONEE:

4

Form agreement used prior to 3/2003

FORM OF
NON-QUALIFIED STOCK OPTION AGREEMENT

This Option Agreement (the "Agreement") is made as of the            day of                        , 200            , between Qwest Communications International Inc., a Delaware Corporation (the "Company"), and (the "Optionee").

WHEREAS, pursuant to the Qwest Communications International Inc. Equity Incentive Plan, the Company desires to afford the Optionee the opportunity to purchase shares of Common Stock, par value $.01 per share (the "Common Shares"), of the Company.

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.     DEFINITIONS: CONFLICTS.

Capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control.

2.     GRANT OF OPTIONS.

The Company hereby grants to the Optionee the right and option (the "Option" or "Options") to purchase up to, but not exceeding in the aggregate,                         Common Shares, on the terms and conditions herein set forth.

3.     PURCHASE PRICE.

The purchase price of each Common Share covered by the Option shall be $            (the "Purchase Price").

4.     TERM OF OPTIONS.

The term of the Option shall be ten (10) years from the date hereof, subject to earlier termination as provided in Sections 6 and 8 hereof.

5.     VESTING OF OPTIONS.

The Option, subject to the terms, conditions and limitations contained herein, shall vest and become exercisable with respect to the Common Shares in installments of    % one year from the date hereof and in additional installments of    % on each subsequent anniversary thereafter; provided that, with respect to each such installment, the Optionee has remained in continuous employment with the Company from the date hereof through the date such installment is designated to vest.

Notwithstanding the vesting schedule set forth above, the Options will vest and become immediately exercisable in the event of the Optionee's death or Disability and under the circumstances described in Section 7 below.

[Notwithstanding anything to the contrary in any other agreement, plan or other document, the Optionee agrees that no provision in any severance, separation, change of control, retention, employment or other plan or agreement between the Optionee and any of U S WEST, Inc. and its subsidiaries or of which the Optionee was a beneficiary shall affect the terms of the Option granted hereunder.]

1

6.     TERMINATION OF EMPLOYMENT.

  (a)
  Except as set forth in the Plan, in the event the Optionee's employment with the Company is terminated for reasons other than due to death, Disability, or cause, the Option shall remain exercisable for a period of up to three months after cessation of employment, to the extent exercisable at the time of cessation of employment. In the event the Optionee's employment with the Company terminates by reason of death or Disability, the Option shall remain exercisable for a period of up to twenty-four (24) months after cessation of employment, to the extent exercisable at the time of cessation of employment. In the event the Optionee's employment with the Company is terminated by the Company for cause, the Option shall immediately lapse as of the date of such termination whether or not exercisable on such date. Upon any cessation of the Optionee's employment with the Company, the Option shall lapse as to any Common Shares for which it has yet to become exercisable as of the date of cessation of employment.

  (b)
  For purposes of this Agreement, "cause" shall mean willful misconduct, a willful failure to perform the Optionee's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Board of Directors of the Company in good faith reasonably determines provides cause for the discharge of the Optionee.

9.     CHANGE OF CONTROL

  (a)
  For purposes of this Agreement, "change in control" shall have the meaning set forth in the Plan.

  (b)
  In the event there is [both a change in control and subsequent termination of the Optionee's employment with the Company (i) by the Company for reasons other than cause or (ii) by the Optionee because of a material diminution of his duties and responsibilities, in each case following] a change in control, the Option shall vest in full and become immediately exercisable on the date of such termination, and shall remain vested and exercisable during the remaining term thereof.

10.   FORFEITURE OF OPTION.

Notwithstanding any other provision of this Agreement, if the Optionee engages in any activity in competition with any activity of the Company, or otherwise contrary or harmful to the interests of the Company, including but not limited to (i) conduct related to the Optionee's employment for which either criminal or civil penalties against the Optionee may be sought, (ii) violation of Company policies, including without limitation, the Company's insider trading policy, (iii) accepting employment with or serving as a consultant, or advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company, including employing or recruiting any present, former or future employee of the Company, (iv) disclosing or misusing any confidential information or material concerning the Company, or (v) participating in a hostile takeover attempt, then this Option shall become void, shall be forfeited and shall terminate effective the date on which the Optionee enters into such activity, unless the Option was terminated sooner by operation of another term or condition of this Agreement or the Plan.

9.     TRANSFERABILITY OF OPTION.

Except to the extent permitted by the Committee in accordance with the provisions of the Plan, the Optionee may not voluntarily or involuntarily pledge, hypothecate, assign, sell or otherwise transfer the Option except by will or the laws of descent and distribution, and during the Optionee's lifetime, the Option shall be exercisable only by the Optionee.

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10.   NO RIGHTS AS A SHAREHOLDER.

The Optionee shall have no rights as a shareholder with respect to any Common Shares until the date of issuance to the Optionee of a certificate evidencing such Common Shares. No adjustments, other than as provided in Article IV of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date the certificate for such Common Shares is issued.

11.   REGISTRATION: GOVERNMENTAL APPROVAL.

The Option granted hereunder is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration, or qualifications of Common Shares issuable upon exercise of the Option is required by any securities exchange or under any state or Federal law, rule or regulation, or the consent or approval of any governmental regulatory body or other person is necessary or desirable as a condition of, or in connection with, the issuance of Common Shares, no Common Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.

12.   METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, Attention: Manager, Stock Administration. Such notice shall state the election to exercise the Option and the number of Common Shares in respect of which the Option is being exercised, shall be signed by the person or persons so exercising the Option and shall be accompanied by payment in full of the Purchase Price for such Common shares.

Payment of such Purchase Price shall be made in United States dollars by certified check or bank cashier's check payable to the order of the Company or by wire transfer to such account as may be specified by the Company for this purpose. Subject to such procedures and rules as may be adopted from time to time by the Committee, the Optionee may also pay such Purchase Price by (i) tendering to the Company Common Shares with an aggregate Fair Market Value on the date of exercise equal to such Purchase Price provided that such Common Shares must have been held by the Optionee for more than six (6) months, (ii) delivery to the Company of a copy of irrevocable instructions to a stockbroker to sell Common Shares or to authorize a loan from the stockbroker to the Optionee and to deliver promptly to the Company an amount sufficient to pay such Purchase Price, or (iii) any combination of the methods of payment described in clauses (i) and (ii) and in the preceding sentence. The certificate for Common Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option. All Common Shares purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

13.   INCOME TAX WITHHOLDING.

The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the exercise of the Option and the issuance of the Common Shares, including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, or requiring the Optionee, or the beneficiary or legal representative of the Optionee, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations.

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14.   NON-QUALIFIED STOCK OPTION.

The Option granted hereunder is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

15.   BINDING EFFECT.

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

16.   GOVERNING LAW.

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

17.   HEADINGS.

Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

18.   EXECUTION.

This Agreement is voidable by the Company if the Optionee does not execute the Agreement within 30 days of execution by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

QWEST COMMUNICATIONS INTERNATIONAL INC.
By:
OPTIONEE:

4

FORM OF
RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement ("Agreement") is made as of the            day of                        , 200            , between Qwest Communications International Inc., a Delaware Corporation (the "Company"), and                        (the "Grantee").

WHEREAS, pursuant to the Qwest Communications International Inc. Equity Incentive Plan (the "Plan"), the Company desires to grant shares of Common Stock, par value $0.01 per share, of the Company to the Grantee subject to the restrictions and on the terms and conditions specified below.

NOW THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.     DEFINITIONS: CONFLICTS.

Capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Plan. The terms and provisions of the Plan are incorporated herein by reference. Except as specifically otherwise provided herein, in the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control.

2.     GRANT OF RESTRICTED STOCK.

The Company hereby grants to the Grantee             shares (the "Shares") of the Common Stock (the "Restricted Stock"), effective as of                        (the "Transfer Date"), with a value of $        per Share on the Transfer Date. After the Grantee becomes the holder of record with respect to the Stock, the Grantee shall be treated as the beneficial owner of the Stock and shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock.

2.     RESTRICTIONS.

The Grantee shall not sell, assign, transfer by gift or otherwise, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise, any of the Shares for the period commencing on the Transfer Date and ending on the Expiration Date (as defined in Section 3 below), except as otherwise provided in Section 3 or Section 4 or as otherwise permitted by this Agreement or the terms of the Plan.

In any transfer of Shares is made or attempted to be made contrary to the terms of this Agreement, the Company shall have the right to acquire for its own account, without the payment of any consideration therefor, such Shares from the owner thereof or his transferee, at any time before or after such prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it. The Company may refuse for any purpose to recognize any transferee who receives Shares contrary to the provisions of this Agreement as a stockholder of the Company and may retain and/or recover all dividends on such Shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

3.     VESTING; LAPSE OF RESTRICTIONS.

Except as otherwise provided in this Agreement, the Shares of Restricted Stock shall vest in installments if the Grantee has been employed continuously by the Company from the Transfer Date through the dates specified in the following schedule:

Date	Vested Percentage

The Restricted Stock shall be fully vested and this Agreement shall terminate on the last date set forth in the vesting schedule above (the "Expiration Date"). Shares that have become vested and as to which the restrictions have lapsed shall be referred to as Vested Shares. Shares that have not become vested and as to which the restrictions have not lapsed shall be referred to as Unvested Shares.

Notwithstanding the vesting schedule set forth above, the Unvested Shares will become Vested Shares in the event of the Grantee's death or Disability.

After the restrictions have lapsed, the Grantee may sell, assign, transfer by gift or otherwise, hypothecate, or otherwise dispose of, by operation of law or otherwise, any of the Vested Shares at the Grantee's discretion.

4.     CHANGE OF CONTROL.

        (a)   For purposes of this Agreement, "change in control" shall have the meaning set forth in the Plan.

        (b)   In the event there is both a change in control and a subsequent termination by the Company of the Grantee's employment with the Company for reasons other than cause, all Unvested Shares vest in full and become Vested Shares on the date of such termination.

        (c)   For purposes of this Agreement, "cause" shall mean willful misconduct, a willful failure to perform the Grantee's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Board of Directors of the Company in good faith reasonably determines provides cause for the discharge of the Grantee.

5.     TERMINATION OF EMPLOYMENT; FORFEITURE OF UNVESTED SHARES.

In the event the Grantee's employment with the Company is terminated for any reason other than due to death or Disability, all Unvested Shares shall be forfeited and the Grantee shall immediately transfer and assign to the Company, without the requirement of consideration, all Unvested Shares, which shall promptly be tendered to the Company by the delivery of certificates, if any, for such Unvested Shares, duly endorsed in blank by the Grantee or the Grantee's representative or with stock powers attached thereto duly endorsed, at the Company's principal offices, all in form suitable for the transfer of such Shares to the Company without the payment of any consideration therefor by the Company. After the time at which any such Shares are required to be delivered to the Company for transfer to the Company, the Company shall not pay any dividend to the Grantee on account of such Shares or permit the Grantee to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

6.     ADJUSTMENT OF THE SHARES.

Upon the occurrence of an event described in Article IV of the Plan, the Shares shall be adjusted in accordance with Article IV.

7.     FORFEITURE OF UNVESTED SHARES.

Notwithstanding any other provision of this Agreement, if the Grantee engages in any activity in competition with any activity of the Company, or otherwise contrary or harmful to the interests of the Company, including but not limited to (i) conduct related to the Grantee's employment for which either criminal or civil penalties against the Grantee may be sought, (ii) violation of Company policies, including without limitation, the Company's insider trading policy, (iii) accepting employment with or serving as a consultant, or advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company, including employing or recruiting any present, former or future employee of the Company, (iv) disclosing or misusing any confidential information or material concerning the Company, or (v) participating in a hostile takeover attempt, then this Agreement and all outstanding Unvested Shares shall become null and void and shall be forfeited and this Agreement and all outstanding Unvested Shares shall terminate effective the date on which the Grantee enters into such activity, unless the Agreement and outstanding Shares were terminated sooner by operation of another term or condition of this Agreement or the Plan.

8.     ENFORCEMENT OF RESTRICTIONS.

If a certificate or certificates representing Shares is issued, it shall bear the following legend:

  "The Shares of stock represented by this Certificate are subject to all of the terms of a Restricted Stock Agreement between Qwest Communications International Inc. and the registered owner of this Certificate (the "Agreement") and to the terms of the Qwest Communications International Inc. Equity Incentive Plan. Copies of the Agreement and the Plan are on file at the office of the Company. The Agreement, among other things, limits the right of the Owner to transfer the Shares represented hereby and provide in certain circumstances that all or a portion of the Shares must be returned to the Company."

The Company may, in its sole discretion, require the Grantee to keep the certificate, if any, representing the Shares, duly endorsed, in the custody of the Company while the Shares are subject to the restrictions contained in Section 2. The Company may, in its sole discretion, require that the certificate, if any, representing the Shares, duly endorsed, be held in the custody of a third party while the Shares are subject to the restrictions contained in Section 2.

9.     TAX WITHHOLDING.

Upon the vesting of any portion of the Shares, the Grantee must make arrangement satisfactory to the Company to make payment to the Company of the amount required to be withheld under applicable federal, state and local income and other tax laws (collectively, "Withholding Taxes"). The Grantee may elect to pay such Withholding Taxes (a) in cash, (b) by selling a portion of the Vested Shares, or (c) as permitted by Section 17.2 of the Plan by having the Company withhold from the Vested Shares a number of shares having a value equal to the amount of the minimum required Withholding Taxes, or such lesser amount as the Grantee may elect. In such case, the value of the Shares to be withheld shall be based on the Fair Market Value (as defined in the Plan) of the Shares on the date the amount of the Withholding Taxes is determined (the "Tax Date"). The Grantee must make an irrevocable election of the manner of payment of the Withholding Taxes as provided in Section 17.2 of the Plan. If the Grantee has not made arrangements satisfactory to the Company to pay the Withholding Taxes, the Company shall withhold from the Vested Shares, a number of Shares having a value equal to the amount required to pay the minimum required Withholding Taxes. The value of the Shares to be withheld shall be calculated in the same manner as noted above.

10.   BINDING EFFECT.

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11.   GOVERNING LAW.

This Agreement shall be governed and interpreted in accordance with the laws of the State of Delaware.

12.   HEADINGS.

Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

13.   EXECUTION.

This Agreement is voidable by the Company if the Grantee does not execute the Agreement within thirty (30) days of execution by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth opposite their signatures to be effective as of the date and year first written above.

QWEST COMMUNICATIONS INTERNATIONAL INC.
Date:	By:
GRANTEE:
Date:

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TABLE OF CONTENTS
QWEST COMMUNICATIONS INTERNATIONAL INC. EQUITY INCENTIVE PLAN
ARTICLE I INTRODUCTION
ARTICLE II DEFINITIONS
ARTICLE III PLAN ADMINISTRATION
ARTICLE IV STOCK SUBJECT TO THE PLAN
ARTICLE V CORPORATE REORGANIZATION; CHANGE IN CONTROL
ARTICLE VI PARTICIPATION
ARTICLE VII OPTIONS
ARTICLE VIII RESTRICTED STOCK AWARDS
ARTICLE IX STOCK UNITS
ARTICLE X STOCK APPRECIATION RIGHTS
ARTICLE XI STOCK BONUSES
ARTICLE XII OTHER COMMON STOCK GRANTS
ARTICLE XIII RIGHTS OF PARTICIPANTS
ARTICLE XIV GENERAL RESTRICTIONS
ARTICLE XV OTHER EMPLOYEE BENEFITS
ARTICLE XVI PLAN AMENDMENT, MODIFICATION AND TERMINATION
ARTICLE XVII WITHHOLDING
ARTICLE XVIII REQUIREMENTS OF LAW
ARTICLE XIX DURATION OF THE PLAN
FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
FORM OF RESTRICTED STOCK AGREEMENT